UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

DIGIPATH, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: N/A
	(2)	Form, schedule or registration statement no.: N/A
	(3)	Filing party: N/A
	(4)	Date filed: N/A

DIGIPATH, INC.

1328 W. Balboa Blvd. Suite C

Newport Beach, CA 92661

INFORMATION STATEMENT

CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of DigiPath, Inc., a Nevada corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate actions described herein, which have been authorized by the written consent of a stockholder owning a majority of the Company’s voting stock, in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or about March 3, 2014 and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on February 28, 2014 was the record date (“Record Date”) for the stockholders entitled to notice about the actions authorizing the amendment of our articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 900,000,000, and to change the authorized preferred shares (“Preferred Stock”) to 10,000,000 blank check preferred. The foregoing actions are referred to herein as the “Actions.”

Under Section 78.320 of the Nevada Revised Statutes, any action required or permitted by the Nevada Revised Statutes to be taken at a meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by stockholders holding at least a majority of the voting power.

As of the Record Date, Eric Stoppenhagen (“Stoppenhagen”), who then owned of record 2,500,000 shares (45.2%) of our common stock (“Common Stock”) and Steven Barbee (“Barbee”), who then owned of record 2,500,000 shares (45.2%) of our Common Stock, executed and delivered to us a written consent authorizing and approving the Actions. As of the Record Date, Stoppenhagen and Barbee held approximately 90.2% of our outstanding voting stock.

Accordingly, the above Actions have been approved by the holders of a majority of our outstanding shares of voting stock and no further vote or further action of our stockholders is required to approve the Actions. You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of our stockholders. However, under federal law, the Actions will not be effective until at least 20 days after this Information Statement has first been sent to stockholders. Stockholders do not have any dissenter or appraisal rights in connection with the Actions.

On February 28, 2014, our board of directors approved the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 900,000,000, to change the authorized shares of Preferred Stock to 10,000,000 blank check preferred and authorized our officers to deliver this Information Statement.

The principal executive office of the Company is located at 1328 W. Balboa Blvd. Suite C, Newport Beach, CA 92661. The telephone number of the principal executive office of the Company is (949) 903-0468.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Actions other than as discussed herein.

Change of Control

We currently do not have any agreement for a change in control or funding.

VOTING SECURITIES

At the time of the stockholder action our issued and outstanding voting securities consisted of shares of Common Stock. There were 5,536,400 shares of Common Stock issued and outstanding as of the Record Date.

Each share of Common Stock is entitled to one vote on all matters submitted to the holders of Common Stock for their approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Common Stock beneficially owned on the Record Date for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown. For purposes of this table, shares not outstanding which are subject to issuance on exercises of stock options that are held by one or more person(s) are deemed to be outstanding for the purpose of computing the percentage(s) of outstanding shares beneficially owned by such person(s) but are not deemed to be outstanding for the purpose of computing the percentage for any other person. The table assumes a total of 5,536,400 shares of Common Stock outstanding as of the Record Date.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class Common Stock(1)
Steve Barbee 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	2,500,000	45.2%

Eric Stoppenhagen(2) 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	2,500,000	45.2%

All Officers and Directors as a group	2,500,000	90.4%

(1)	The percent of Common Stock owned is calculated using the sum of (A) the number of shares of Common Stock owned, and (B) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of Common Stock outstanding (5,536,400), and (Z) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the denominator.

(2)	Officer and director of the Company.

 INCREASE IN AUTHORIZED COMMON STOCK AND CHANGE THE DESIGNATIONS, RIGHTS AND PREFERENCES OF THE PREFERRED STOCK

We are currently authorized by our articles of incorporation to issue 50,000,000 shares of common stock. As of the Record Date, there were 5,536,400 shares of Common Stock issued and outstanding. In addition, we are currently authorized by our articles of incorporation to issue 10,000,000 shares of preferred stock. As of the Record Date, there were zero shares of Preferred Stock outstanding.

We are increasing our authorized shares of common stock because we will likely be required, in connection with the ongoing operation of our business, to issue shares of Common Stock, options, awards and warrants in connection with employee benefit and incentive plans and employment arrangements, for financing our future operations, for acquiring other businesses, for forming strategic partnerships and alliances, and for stock dividends and stock splits. No such specific issuances are currently anticipated.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of Common Stock to provide a sufficient number of authorized and reserved shares to allow the issuance of shares of Common Stock or other securities in connection with employee benefit and incentive plans and arrangements, the financing of our operations, the acquisition of other businesses, the establishment of joint ventures, and such other purposes as our board of directors determines.

The increase in the number of authorized shares of Common Stock to a level that continues to provide a meaningful number of authorized but unreserved shares will permit our board of directors to issue additional shares of Common Stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Our issuance of additional shares of Common Stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Other than limited provisions under the laws of Nevada, we do not have in place provisions which may have an anti-takeover effect. The increase in the number of authorized shares of Common Stock to provide a sufficient number of authorized but unreserved shares to allow for the issuance of shares of Common Stock under various scenarios may be construed as having an anti-takeover effect by permitting the issuance of shares of Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our articles of incorporation or bylaws. The increase in the authorized number of shares of Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. It may also adversely affect the market price of Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of Common Stock may increase.

The holders of Common Stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor. We do not intend to declare and pay dividends in the near future. In the event of our liquidation, dissolution or winding up, the holders of the shares of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

We changing the designations, rights and preferences of our authorized shares of preferred stock. Our amended certificate of incorporation will authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or were outstanding as of the Record Date. Accordingly, our board of directors will be empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

·	the number of shares and the designation of the series;

·	whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

·	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

·	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

·	whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

·	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

On the Record Date, the amendment of our articles of incorporation to increase of the number of authorized shares of Common Stock to 900,000,000 and to change the designations, rights and preferences of Preferred Stock to 10,000,000 blank check preferred was approved by the written consent of a stockholder representing approximately 90.4% of our outstanding voting stock. On February 28, 2014, our board of directors approved such amendment. The approval of the amendment of our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 900,000,000 and change the designations, rights and preferences of authorized shares of Preferred Stock to 10,000,000 blank check preferred required such board approval and the affirmative vote of stockholders representing a majority of our outstanding voting securities. Such requirements have been met, so no vote or further action of our stockholders is required to approve the amendment of our articles of incorporation to authorize the increase of the number of authorized shares of Common Stock to 900,000,000 and to change the designations, rights and preferences of authorized shares of Preferred Stock to 10,000,000 blank check preferred. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders.

The text of the amendment which we will file to the Articles of Incorporation is as follows:

ARTICLE VIII

CAPITAL STOCK

a.	The Corporation shall be authorized to issue the following shares:

Class Number of Shares Par Value

Common 900,000,000 $0.001

Preferred 10,000,000 $0.001

b.	The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:
1.	The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.
2.	All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

c.	No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such person, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same or any thereof, to any said holder.

d.	The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation. Shares are issued without cumulative voting rights and without any preemptive rights.

Promptly after the twentieth day after the date this Information Statement has first been sent to stockholders, we intend to take all other required actions to complete the amendment of our articles of incorporation to increase the number of authorized shares of Common Stock to 900,000,000 and to change the designations, rights and preferences of authorized shares of Preferred Stock to 10,000,000 blank check preferred with the foregoing.

NO DISSENTERS’ RIGHTS

Under Nevada law, stockholders are not entitled to dissenters’ rights with respect to the transactions described in this Information Statement.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Such reports, proxy statements and other information may be inspected at the public reference room of the SEC at 80 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. Because the Company files documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The following documents, which are on file with the Commission (Exchange Act File No. 000-54239) are incorporated in this Information Statement by reference and made a part hereof:

Exhibit Number	Description of Exhibit

(i)	Articles of Incorporation effective as of October 5, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 10SB12G filed July 15, 2011)
(ii)	By-laws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 8-K filed March 3, 2014)
(iii)	Stock Incentive Plan. (incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed March 9, 2012)
(iv)	Revolving Promissory Note dated February 14, 2011. (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 10SB12G filed July 15, 2011)
(v)	Consulting, Confidentiality and Proprietary Rights Agreement between Eric Stoppenhagen and DigiPath, Inc. dated February 15, 2012. (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K filed February 17, 2012)
(vi)	Consulting, Confidentiality and Proprietary Rights Agreement between Steve Barbee and DigiPath, Inc. dated February 15, 2012. (incorporated herein by reference to Exhibit 10.1 of the Company’s Form 8-K filed February 16, 2012)
(vii)	Annual Report on Form 10-K for the fiscal year ended September 30, 2013
(viii)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013

All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

We will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to us at 1328 W. Balboa Blvd. Suite C, Newport Beach, CA 92661. Our telephone number is (949) 903-0468.

By Order of the Board of Directors,

_/s/ Eric Stoppenhagen_____________________________

Eric Stoppenhagen

President

Dated: March _, 2014